UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2023, FTC Solar, Inc. (the "Company") issued a press release regarding its financial results for the third quarter ended September 30, 2023. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under this Item 2.02 and the exhibit furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Sean Hunkler and the Board of Directors of the Company (the “Board”) agreed that Mr. Hunkler would step down from his position as President and Chief Executive Officer of the Company, effective as of such date, with Mr. Hunkler continuing to be employed as an advisor until December in order to ensure a smooth transition. Mr. Hunkler’s departure is not related to any disagreement with the Company.

Also on November 2, 2023, Robert Phelps Morris and the Board agreed that Mr. Morris would step down from his position as Chief Financial Officer of the Company, effective as of such date, with Mr. Morris continuing to be employed as an advisor until December in order to ensure a smooth transition. Mr. Morris’s departure is not related to any disagreement with the Company.

Additionally, on November 2, 2023, the Board appointed Cathy Behnen, the Company’s Chief Accounting Officer, to serve as the Chief Financial Officer of the Company on an interim basis, effective November 3, 2023. Ms. Behnen, age 60, brings more than 20 years of financial leadership experience translating business issues into improved processes and profitability. Prior to joining the Company in 2020, Ms. Behnen most recently served as the CFO and Vice President of Finance of Penn National Gaming Hollywood Casino Jamul - San Diego from 2017 to 2020, and as the Vice President of Finance and Corporate Controller of The Cosmopolitan of Las Vegas from 2015 to 2017. Ms. Behnen has significant experience in the solar industry, having served as Head of Global Audit and Vice President of Business Operations at SunEdison from 2010 to 2015. Previously she was a partner at RubinBrown LLP. Ms. Behnen has a Bachelor of Science in Accounting from the University of Missouri - Columbia and earned her Master of Business Administration from Saint Louis University. She is a Certified Public Accountant.

There are no arrangements or understandings between Ms. Behnen and any other persons pursuant to which she was selected as Chief Financial Officer of the Company on an interim basis. There are also no family relationships between Ms. Behnen and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated November 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTC SOLAR, INC.

Date:	November 8, 2023	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer